Exhibit 25.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

700 South Flower Street, Suite 500 Los Angeles, CA	90017
(Address of principal executive offices)	(Zip code)
Rhea L. Murphy, Legal Department
The Bank of New York Mellon Trust Company, National Association
700 South Flower Street, Suite 500
Los Angeles, California 90017
(213) 630-6476
(Name, address and telephone number of agent for service)

TD AMERITRADE Holding Corporation
(Exact name of obligor as specified in its charter)

Delaware	82-0543156
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip code)

Debt Securities
and Related Guarantees
(Title of the indenture securities)

GUARANTOR

Exact Name of Obligor as	State or Other Jurisdiction of	I.R.S. Employer	Address of Principal
Specified in its Charter	Incorporation or Organization	Identification Number	Executive Offices

TD AMERITRADE Online	Delaware	47-0642657	4211 South 102nd
Holdings Corp.			Street
Omaha, Nebraska
68127

Item 1.   General Information.
Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2.   Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.

None.
     Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.
Item 16.   List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed on January 11, 2005 with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
                    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 16th day of November, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
By:	/s/ Sharon K. McGrath
	Name:	Sharon K. McGrath
	Title:	Vice President

EXHIBIT 6
The consent of the Trustee required by Section 321 (b) of the Act
November 16, 2009
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the qualification of an indenture by and among TD AMERITRADE Holding Corporation, TD AMERITRADE Online Holdings Corp. and The Bank of New York Mellon Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company, National Association
By:	/s/ Sharon K. McGrath

Name:	Sharon K. McGrath
Title:	Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
          At the close of business September 30, 2009, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands

ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,585
Interest-bearing balances	426
Securities:
Held-to-maturity securities	16
Available-for-sale securities	553,806
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,983
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	852,858
Other intangible assets	251,145
Other assets	156,398

Total assets	$1,910,218

LIABILITIES

Deposits:
In domestic offices	1,712
Noninterest-bearing	1,712
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	198,124
Total liabilities	468,527
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Applicable
Retained earnings	316,907
Accumulated other comprehensive income	2,264
Other equity capital components	0
Not Available
Total bank equity capital	1,441,691
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,441,691

Total liabilities, minority interest, and equity capital	1,910,218

          I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
          Karen Bayz      )      Managing Director
          We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)